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                                DEALER AGREEMENT

                        EQUITRUST MARKETING SERVICES, LLC
                             5400 University Avenue
                           West Des Moines, Iowa 50265
Ladies and Gentlemen:

        As distributor and principal underwriter, we invite you to become a member of the group of securities dealers (the "Selling Group") authorized to solicit applications ("Applications") to purchase Class B Shares of the Money Market Portfolio, Value Growth Portfolio, High Grade Bond Portfolio, Strategic Yield Portfolio, Blue Chip Portfolio and Managed Portfolio (sometimes referred to collectively as the "Portfolios" and individually as the "Portfolio") of EquiTrust Series Fund, Inc. and shares of the EquiTrust Money Market Fund, Inc. (the "Fund") (the Portfolios and the Fund collectively referred to as the "Funds") and to service shareholder accounts as hereinafter described but only in those states in which the shares of the respective Funds may legally be offered for sale and only on the following terms:

A.   SOLICITATION OF APPLICATIONS

     1. Applications received from you and accepted by the Funds will be at the public offering price determined in the manner described in the then current Prospectus of such Funds notwithstanding anything to the contrary in this Agreement. The public offering price for the purchase of the Funds' shares is the Fund's or Portfolio's net asset value per share.

     2. The procedure relating to the handling of Applications shall be subject to instructions that we shall forward from time to time to all members of the Selling Group. All Applications are subject to acceptance by us and the respective Fund or Portfolio(s) at our West Des Moines, Iowa offices and we and the respective Fund or Portfolio(s) reserve the right, in our and their sole discretion, to reject any Application.

     3. As a member of the Selling Group, you agree:

          (a) To purchase shares only from us or from your customers (other than a securities broker or dealer).

          (b) That you will purchase shares from us only to cover purchase orders already received from your customers, or for your own bona fide investment.

          (c) That you will not purchase shares from your customers at a price lower than the bid price then quoted by or for such Fund or Portfolio. You may, however, sell shares for the account of your customer to the Fund or Portfolio, or to us as agent for such Fund or Portfolio, at the bid price currently quoted by or for such Fund or Portfolio.

          (d) That you will not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding.

     4. You agree that you will promptly forward all customers' Applications to us. The Funds will not accept conditional applications.

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     5. You agree that the Fund or Portfolio's share price applicable to
Applications will be such Fund's or Portfolio's public offering price next determined after receipt of the Application and payment at the office of the Funds in West Des Moines, Iowa in accordance with the then current Prospectus of such Fund or Portfolio.

     6. You will also act as principal in all purchases of Fund or Portfolio shares directly from us by a shareholder for whom you are the dealer of record and you authorize and appoint the Funds' Transfer Agent to execute and confirm such purchases to such shareholder on your behalf. You agree to indemnify the Funds and us for any loss, injury, damage, expense, or liability arising from or based upon any alleged or untrue statements or representations made by you other than statements contained in the Prospectus or our authorized sales literature.

     7. Payments for Fund and Portfolio shares purchased must be made at or prior to acceptance of the Application at the Funds' office in West Des Moines, Iowa, as contemplated by the Application forms furnished by us. Delivery of shares will be made by credit to shareholder accounts.

     8. Applications are subject to acceptance by us and the respective Fund or Portfolio(s). The Funds reserve the right in their discretion without notice to you to suspend sales or withdraw the offering of shares entirely.

     9. No person is authorized to make any representations concerning the Fund or any Portfolio or its shares except those contained in such Fund's or Portfolio's then current Prospectus and any such information as may be authorized by us or such Fund or Portfolio for use as information supplemental to such prospectus. In soliciting Applications for shares of the Fund or a Portfolio you shall rely solely on the representations contained in such Fund's or Portfolio's then current Prospectus and the supplemental information above mentioned.

     10. Additional copies of any Prospectus or statement of additional information and any printed information designed as supplemental to such Prospectus will be supplied by us to members of the Selling Group in reasonable quantities upon request.

     11. Your acceptance of this Agreement constitutes a representation that you: (a) are a registered securities dealer with the Securities and Exchange Commission and the states where required, (b) are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and (c) agree to comply with all applicable state and federal laws and rules and regulations applicable to transactions hereunder and to the Conduct Rules of the NASD including specifically Conduct Rule 2830 thereof. You likewise agree that you will not offer or sell shares of the Fund or any Portfolio in any state or other jurisdiction in which they may not lawfully be offered for sale. You agree to notify us immediately in the event of your suspension or termination from the NASD.

     12. You acknowledge and agree that you are subject to the privacy regulations promulgated pursuant to Title V of the Gramm-Leach-Bliley Act with respect to privacy, use and protection of nonpublic personal information of customers ("Customer Information"). You agree that (a) you will not disclose or use any Customer Information except to the extent necessary to carry out your obligations under this agreement, or pursuant to instructions from us, and for no


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other purpose; (b) you shall not disclose Customer Information to any third party, including without limitation, your third party service providers except to the extent necessary to carry out your obligations hereunder and then only with a written agreement with your third party service provider that likewise prohibits the third party service provider from using or disclosing Customer Information except to carry out the obligation to service the customer's transactions; (c) you shall maintain and require third party service providers to maintain effective security measures to protect Customer Information from unauthorized disclosure or use; (d) you shall provide us with information regarding your security measures upon our reasonable request and promptly provide us with information regarding any failure of such security measures or any security breach related to Customer Information. For purposes of this agreement, Customer Information includes but is not limited to: an individual's name, address, e-mail address, telephone number and/or social security number, the fact that an individual has a relationship with any other party or an individual's financial information.

     13. You represent and warrant that you are a financial institution subject to Title III of the USA Patriot Act. You represent that you (a) have established written policies and procedures designed to prevent and detect money laundering, as required by the USA Patriot Act and the rules and regulations adopted thereunder; (b) identify and will continue to identify customers for whom you act and the sources of funds for the customers for whom you act and maintain all documentation necessary to identify those customers and the sources of their funds; (c) have filed the notice and will continue to file annually the notice, prescribed by 31 CFR 103.110 regarding sharing of information among financial institutions; and (d) do not believe and have no reason to believe, that any of the customers for whom you act are engaged in money laundering activities or are associated with any terrorist or other individuals, entities or organizations sanctioned by the United States, including any individuals, entities or organizations listed on the Specified Designated Nationals list issued by the Office of Foreign Asset Control or "OFAC". You agree to provide federal authorities with such information and records as they may request relating to anti-money laundering, and you consent to the inspection of your records and review of your anti-money laundering program by federal authorities.

     14. You agree to indemnify and hold harmless the Funds and EquiTrust Marketing Services, LLC and their respective agents, officers, members and employees from and against any and all losses, damages, claims, costs or expenses (including reasonable attorneys' fees) whether joint or several, to which any such person or entity may become subject insofar as such arise out of or are based upon any act or omission of any type, including lawful, unlawful, negligent, intentional or otherwise, or allegations thereof, by you or your employees or agents.

B.   SHAREHOLDER SERVICES

     1. You shall provide services to existing and prospective shareholders of the Funds, including, without limitation, assistance in the establishment and maintenance of shareholder accounts and records, forwarding purchase and redemption requests, answering routine client inquiries regarding the Funds, assistance to clients in changing dividend options, account designations and addresses, assisting shareholders with tax information and such other services as we may reasonably request.


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     2. You shall also prepare such quarterly or other periodic reports for us as shall reasonably be required by us.

     3. You shall immediately advise the Funds and us of all written complaints received by you from Fund shareholders relating to transactions in the Funds or the maintenance of their accounts and shall promptly answer all such complaints and other similar correspondence, with a copy to us.

C.   COMPENSATION

     1. Your acceptance of this Agreement constitutes your agreement to become a member of the Selling Group and to render the services, and to assume the obligations, set forth herein for the compensation herein provided. You shall for all purposes herein provided be deemed to be an independent contractor and shall have no authority to act for or represent the Funds or us in any way or otherwise be deemed an agent of the Funds or us, except as expressly provided above.

     2. For the services described herein, your compensation, if any, on your sales of the Funds will be as provided in the then current Prospectus for the Fund or Portfolio or in the applicable schedule of concessions issued by us and in effect at the time of our sale to you. Upon written notice to you, we or any Fund or Portfolio may change or discontinue any schedule of concessions, or issue a new schedule.

     3. (a) If a Portfolio has adopted a plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Plan"), we may make distribution payments to you under the Plan. Any distribution payments will be made in the amount and manner set forth in the then current Prospectus or in the applicable schedule of distribution payments issued by us and then in effect. Upon written notice to you, we or any Portfolio may change or discontinue any schedule of distribution payments or issue a new schedule. A schedule of distribution payments will be in effect with respect to a Portfolio that has a Plan only so long as the Portfolio's Plan remains in effect.

        (b) After the effective date of any change in or discontinuance of any schedule of concessions, distribution payments or the termination of a Plan, any concessions, distribution payments or service payments will be allowable or payable to you only in accordance with such change, discontinuance, or termination. You agree that you will have no claim against us or any Portfolio by virtue of any such change, discontinuance, or termination. In the event of any overpayment by us of any concession, distribution payment or service payment, you will remit such overpayment.

D.   GENERAL TERMS

     1. This Agreement shall be in substitution of all prior agreements between us regarding the shares of any Fund or Portfolio.

     2. (a) This Agreement shall become effective on the date hereof and shall continue in effect until terminated. It may be terminated by you on thirty (30) days' written notice. It may also be terminated with respect to any Fund or Portfolio at any time, without payment of


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any penalty, by a vote of a majority of the members of the Board of Directors of such Fund or Portfolio(s) who are not interested persons of the Fund or Portfolio or by a vote of a majority (as defined in the Investment Company Act of 1940) of the Fund or Portfolio's outstanding shares on thirty (30) days' written notice. This Agreement shall automatically terminate in the event of its assignment.

          (b) This Agreement shall terminate with respect to a Portfolio upon any termination of that Portfolio's Plan.

          (c) We reserve the right, in our discretion, without notice, to modify, cancel or assign this Agreement, which shall be construed in accordance with applicable federal law and the laws of the State of Iowa.

     3. You acknowledge that we may enter into similar agreements with others without your consent.

     4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be affected thereby.

     5. All communications to us shall be sent to EquiTrust Marketing Services, LLC , 5400 University Avenue, West Des Moines, Iowa, 50266. Any notice to you shall be duly given if mailed to you at your address as registered from time to time with the NASD. This Agreement in its entirety is applicable to sales coming from, and only from, the state or states listed on the attached Schedule A as from time to time amended by notice to you. Schedule A is by this reference made a part of this Agreement .

                                              EQUITRUST MARKETING SERVICES,LLC


                                              By:
                                                 ------------------------------
Date:                                         Its:
     --------------------------------


        The undersigned accepts your invitation to become a member of the Selling Group and agrees to abide by the foregoing terms and conditions.

                                              [Name of Broker-Dealer]


                                              By:
                                                 ------------------------------
Date:                                         Its:
     --------------------------------


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